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                                                                     EXHIBIT 3.1

                             FIRSTIER BANCORP, INC.

                          -----------------------------

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

                          -----------------------------

         FIRSTIER BANCORP, INC., A COLORADO CORPORATION, IN ACCORDANCE WITH
SECTION 7-110-106 OF THE COLORADO BUSINESS CORPORATION ACT ("CBCA"), HEREBY ADOPTS AND FILES ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION, AND SETS FORTH THE FOLLOWING:

         1. NAME. THE NAME OF THE CORPORATION IS FIRSTIER BANCORP, INC.

         2. NAME CHANGE. THE ARTICLES OF INCORPORATION ARE HEREBY AMENDED BY DELETING IN ITS ENTIRETY ARTICLE I AND SUBSTITUTING IN LIEU THEREOF THE FOLLOWING NEW ARTICLE I:

                                    ARTICLE I

         THE NAME OF THE CORPORATION SHALL BE FIRSTIER CORPORATION.

         3. ADOPTION. THIS AMENDMENT WAS ADOPTED BY THE UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND SHAREHOLDERS OF THE CORPORATION ON NOVEMBER 12,1999 IN CONFORMITY WITH THE CBCA.

         DATED: NOVEMBER 12, 1999            FIRSTIER BANCORP, INC.



                                             BY: /S/ TIMOTHY D. WIENS
                                                --------------------------------
                                                TIMOTHY D. WIENS, PRESIDENT
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                            ARTICLES OF INCORPORATION
                                       OF
                             FIRSTIER BANCORP, INC.

         The undersigned natural person of the age of at least eighteen (18) years, acting as incorporator, hereby establishes a corporation ("Corporation") pursuant to the provisions of the Colorado Business Corporation Act, and hereby adopts the following Articles of Incorporation for the Corporation:

                                    ARTICLE I
                                      Name
                                      ----

         The name of the Corporation shall be FirsTier Bancorp, Inc.

                                   ARTICLE II
                                    Duration
                                    --------

         The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III
                                     Purpose
                                     -------

         The purpose for which the Corporation is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to Colorado law.

                                   ARTICLE IV
                                     Shares
                                     ------

         The total number of shares of all classes which the Corporation has authority to issue is 70,000,000 of which 50,000,000 shares shall be Common Stock, and 20,000,000 shares shall be Preferred Stock.

         The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

                                  COMMON STOCK

         Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:


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                  (a) distributions may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of distributions;

                  (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

                  (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                 PREFERRED STOCK

         The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in Articles of Amendment to State Terms of Series Shares filed as required by law from time to time prior to the issuance of any shares of such series.

         The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment to State Terms of Series Shares to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                  (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 20,000,000);

                  (b) the annual distribution rate on shares of such series, whether


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         distributions shall be cumulative and, if so, from which date or dates;

                  (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (d) the obligation, if any, of the Corporation to redeem or repurchase shares of such series pursuant to a sinking fund;

                  (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                  (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series which may be authorized or permitted under the Colorado Business Corporation Act.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                                    ARTICLE V
                                Cumulative Voting
                                -----------------

         Cumulative voting shall not be allowed in elections of directors or for any other purpose.

                                   ARTICLE VI
                                Preemptive Rights
                                -----------------

         Holders of shares of the Corporation shall have no preemptive rights to purchase additional shares of the Corporation's stock.



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                                   ARTICLE VII
                           Registered Office and Agent
                           ---------------------------

         The street address of the Corporation's registered office in Colorado is:

                  1625 Broadway, Suite 1600
                  Denver, Colorado  80202

         The name of the Corporation's registered agent at the address of the aforesaid registered office is:

                  Reid A. Godbolt

                                  ARTICLE VIII
                                Principal Office
                                ----------------

         The address of the Corporation's principal office is:

                  11210 Huron Street
                  Northglenn, Colorado  80234

                                   ARTICLE IX
                                    Directors
                                    ---------

         The affairs of the Corporation shall be governed by a Board of Directors consisting of not less than one director, with the number of directors specified in or fixed in accordance with the Bylaws of the Corporation, as may be amended from time to time, except as to the number constituting the initial board which number shall be three.

         The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The terms of office of directors of the first class are to expire at the first annual meeting of shareholders after their election, those of the second class is to expire at the second annual meeting after their election, and those of the third class is to expire at the third annual meeting after their election. Thereafter, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected. This divided Board of Directors provision shall not be altered or repealed without the affirmative vote of the holders of at least two-thirds of the shares entitled to vote in the election of directors. The directors may not amend or repeal this divided Board of Directors provision.




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         The initial Board of Directors, divided by class, shall be:

                  Class I                            Michael J. Nelson

                  Class II                           Timothy D. Wiens

                  Class III                          Joel H. Wiens

                                    ARTICLE X
                 Elimination of Personal Liability of a Director
                 -----------------------------------------------

         To the fullest extent permitted by Colorado law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE XI
                          Indemnification of Directors
                          ----------------------------

         The Corporation shall indemnify and advance expenses to directors and officers of the Corporation to the fullest extent permitted by Colorado law, as the same exists or may hereafter be amended.

                                   ARTICLE XII
                               Voting Requirements
                               -------------------

         The affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereupon shall be required for approval or authorization of any (i) merger or consolidation of the Corporation with or into any other corporation; or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or entity; or (iii) the dissolution of the Corporation.

                                  ARTICLE XIII
                                   Amendments
                                   ----------

         These Articles of Incorporation of the Corporation can only be amended or repealed by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon.




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                                   ARTICLE XV
                                  Incorporator
                                  ------------

         The name and address of the incorporator of the Corporation is as follows:

                  Name                                        Address
                  ----                                        -------

                  Reid A. Godbolt                    1625 Broadway, Suite 1600
                                                     Denver, Colorado  80202

         IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on the 9th day of September, 1999.

                                            /s/ Reid A. Godbolt
                                            --------------------------------
                                            Reid A. Godbolt, Incorporator

                           CONSENT OF REGISTERED AGENT

         I hereby consent to my appointment as initial Registered Agent of the Corporation in the foregoing Articles of Incorporation.

                                            /s/ Reid A. Godbolt
                                            --------------------------------
                                            Reid A. Godbolt, Registered Agent


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